UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC		15006
(Address of Principal Executive Offices)		(Zip Code)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXDC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 15, 2020, China XD Plastics Company Limited (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Faith Dawn Limited (“Parent”), and Faith Horizon Inc. (“Merger Sub”), a Nevada corporation and a wholly-owned subsidiary of Parent.

Parent is ultimately wholly-owned by Mr. Jie Han (the “Chairman”), the chairman of board of directors and chief executive officer of the Company. The Chairman and XD. Engineering Plastics Company Limited, an entity wholly-owned by the Chairman (the “Chairman SPV”, collectively with the Chairman, the “Rollover Stockholders”) currently beneficially own 33,065,054 shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”) and 1,000,000 shares of series B preferred stock, par value $0.0001 per share, of the Company (the “Preferred Shares”), representing approximately 70% of the voting power and approximately 50.1% of the share capital of the Company. Parent, Merger Sub and the Rollover Stockholders are collectively referred to as the “Buyer Group”.

Pursuant to the Merger Agreement, Parent will acquire all of the outstanding Common Shares of the Company for a cash consideration equal to US$1.2 per share (the “Merger Consideration”). This amount represents a premium of 25% over the Company’s closing price of US$0.96 per share as quoted by NASDAQ Global Market (the “NASDAQ”) on May 7, 2020, the last trading day prior to the date that the Company received a non-binding “going private” proposal from members of the Buyer Group. The Merger Consideration also represents an increase of approximately 9.1% over the US$1.1 per share initially offered by the Buyer Group in their initial “going-private” proposal on May 7, 2020 and a premium of approximately 15.4% over the Company’s closing price of US$1.04 per share on June 12 , 2020, the last trading day prior to this announcement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), and each of the Common Shares issued and outstanding immediately prior to the effective time of the Merger will be cancelled and cease to exist in exchange for the right to receive the Merger Consideration of US$1.2 per share in cash, without interest and net of any applicable withholding tax, except for (i) Common Shares and Preferred Shares held by any of Parent, Merger Sub, the Rollover Stockholders and any of their respective affiliates; (ii) Common Shares held by the Company or any its wholly owned subsidiary (or held in the Company’s treasury), and (iii) Common Shares reserved (but not yet allocated) for issuance, settlement and allocation upon exercise or vesting of the Company share awards. Pursuant to Nevada Revised Statutes 92A.390(1), there are no rights of dissent available to the holders of Common Shares in connection with the Merger.

The Company’s board of directors, acting on the recommendation of a special committee of independent and disinterested directors (the “Special Committee”), unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and resolved to recommend that the Company’s stockholders vote to authorize and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Special Committee, which is composed solely of independent directors of the Company who are unaffiliated with any member of the Buyer Group or management of the Company, exclusively negotiated the terms of the Merger Agreement with the Buyer Group with the assistance of its independent financial and legal advisors.

The Merger, which is currently expected to close during the third quarter of 2020, is subject to various closing conditions, including the adoption of the Merger Agreement by the Company’s stockholders. Pursuant to the Merger Agreement, adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the Company’s stockholders requires (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the voting power of the outstanding Common Shares and Preferred Shares, voting together as a single class, with the holders of Preferred Shares being entitled to an aggregate of 40% of the combined voting power of the entire share capital of the Company, and (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the outstanding Preferred Shares, voting as a single class. The Company will call a meeting of stockholders for the purpose of voting on the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement as soon as practicable. If completed, the Merger will, under laws of the State of Nevada, result in the Company becoming a privately-held company and the Common Shares of the Company would no longer be listed on the NASDAQ.

The Merger Agreement contains customary closing conditions, representations and warranties and covenants of each party for a transaction of this type.

Equity Commitment Letter

Concurrently with the execution of the Merger Agreement, on June 15, 2020, Mr. Han entered into a letter agreement with Parent, under which Mr. Han committed, subject to the terms and conditions contained in such letter agreement and the Merger Agreement, to purchase, or to cause his affiliates to purchase, prior to or at the closing the Merger, certain equity interests of Parent in an aggregate amount equal to the aggregate Merger Consideration plus certain transaction costs, provided that Mr. Han will not be obligated to pay more than US$5,000,000.

Equity Contribution and Voting Agreement

Concurrently with the execution of the Merger Agreement, on June 15, 2020, Parent and the Rollover Stockholders entered into an Equity Contribution and Voting Agreement (the “Voting Agreement”), under which each Rollover Stockholder agrees to (i) contribute their respective Common Shares and Preferred Shares to Parent immediately prior to the closing of the Merger in exchange for newly issued ordinary shares of Parent, and (ii) vote all of the Common Shares and Preferred Shares beneficially owned by such Rollover Stockholder at the stockholders’ meeting in favor of the adoption of the Merger Agreement.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, on June 15, 2020, Under the Limited Guarantee, the Chairman has guaranteed in favor of the Company the entire portion of the Parent’s payment obligations with respect to the termination fee, if and when required under the merger agreement and the reimbursement obligations pursuant to the terms of the merger agreement, provided that the Chairman’s aggregate liability under the Limited Guarantee exceed US$2,100,000.

The foregoing descriptions of the Merger Agreement, the Equity Commitment Letter, the Equity Contribution and Voting Agreement and the Limited Guarantee do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 8.01 Other Events.

On June 15, 2020, the Company issued a press release announcing its entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

All statements included in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (4) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally.

The forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2019, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed Merger.  In connection with the Merger, the Company will prepare and mail a definitive proxy statement (the “Proxy Statement”) to its stockholders.  In addition, certain participants in the merger will file with the SEC a Schedule 13E-3 Transaction Statement (the “Schedule 13E-3”).  These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND RELATED MATTERS. In addition to receiving the Proxy Statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

Address: 13620 38th Avenue, Suite 3A-1, Room 105, Flushing, New York 11354, United States
Attention: Mr. Taylor Zhang
Tel: +1 (212) 747-1118

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Proxy Statement and Schedule 13E-3 transaction statement relating to the Merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the shares of the Company as of December 31, 2019 is also set forth in the Company’s Form 10-K, which was filed with the SEC on June 1, 2020. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the Merger proceed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2020
10.1	Equity Commitment Letter, dated as of June 15, 2020
10.2	Equity Contribution and Voting Agreement, dated as of June 15, 2020
10.3	Limited Guarantee, dated as of June 15, 2020
99.1	Press Release dated June 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2020	CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Taylor Zhang
Name: Taylor Zhang Title: Chief Financial Officer